EXHIBIT 7.01

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares (including ordinary shares represented by ADSs) of Mindray Medical International Limited and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 11, 2015.

Li Xiting
By:	/s/ Li Xiting

Magic Bell Limited
By:	/s/ Li Xiting
	Name:	Li Xiting
	Title:	Sole Director

Quiet Well Limited
By:	/s/ Li Xiting
	Name:	Li Xiting
	Title:	Sole Director

[Signature Page to Joint Filing Agreement]

Xu Hang
By:	/s/ Xu Hang

New Dragon (No. 12) Investments Limited
By:	/s/ Xu Hang
	Name:	Xu Hang
	Title:	Director

Jian YAO
By:	/s/ Jian Yao

New Phoenix Limited
By:	/s/ Jian Yao
	Name:	Jian Yao
	Title:	Director

[Signature Page to Joint Filing Agreement]

Cheng Minghe
By:	/s/ Cheng Minghe

City Legend Limited
By:	/s/ Cheng Minghe
	Name:	Cheng Minghe
	Title:	Director

[Signature Page to Joint Filing Agreement]

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